Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax BUSINESS.33715119.2 November 5, 2025 Mercury Systems, Inc. 50 Minuteman Road Andover, MA 01810 Re: REGISTRATION STATEMENT ON FORM S-8 Ladies and Gentlemen: We have acted as counsel to Mercury Systems, Inc., a Massachusetts corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,900,000 shares of its common stock, par value $0.01 per share (the “Shares”), issuable under the Company’s 2025 Long Term Incentive Plan (the “LTIP”). This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares. As the Company’s counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents. We have further assumed, without independent investigation or verification, the accuracy and completeness of all corporate records made available to us by the Company and that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the documents used by us to form the basis of our opinion expressed herein. In rendering our opinion expressed herein, we have assumed that (i) prior to the issuance of any of the Shares, there will exist under the Company’s Restated Articles of Organization the requisite number of authorized but unissued shares of common stock; (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the LTIP will remain in effect and unchanged at all times during which the Shares are issued by the Company; and (iii) the Registration Statement, and any amendments thereto, will be, and will continue to be, effective. Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the LTIP, assuming in each case that the individual issuances, grants or awards under the LTIP are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the LTIP (and the

Mercury Systems, Inc. November 5, 2025 Page 2 BUSINESS.33715119.2 / agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. This opinion has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. The opinion expressed herein is based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise the Company or any other person of any subsequent changes in the law or of any facts that hereafter may come to our attention. We are members of the Bar of the Commonwealth of Massachusetts, and the foregoing opinion is limited to the Business Corporation Act of the Commonwealth of Massachusetts. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. Very truly yours, /s/ DECHERT LLP

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